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                              LAFARGE CORPORATION
                             1993 STOCK OPTION PLAN

                   [AS AMENDED AND RESTATED FEBRUARY 7, 1995]

SECTION I.  PURPOSE

     The purpose of the Lafarge Corporation 1993 Stock Option Plan (the "Plan") is to encourage and enable nonemployee directors of Lafarge Corporation (the "Company") and key employees of the Company and its subsidiary corporations ("Subsidiary" or "Subsidiaries") as defined under Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. Accordingly, the Company may grant to certain employees the option to purchase shares of the Common Stock of the Company, par value $1.00 per share ("Stock"), and may award bonuses in the form of Stock subject to the restrictions set forth in Section IX ("Restricted Stock"), as hereinafter set forth. Options to purchase shares of Stock shall be granted automatically, as hereinafter set forth, to members of the Board of Directors of the Company who are not officers or employees of the Company or any Subsidiary ("Nonemployee Directors"). Options granted to employees of the Company and its Subsidiaries and options granted to Nonemployee Directors are referred to herein as "Employee Options" and "Director Options", respectively, and collectively as "Options". Options granted under the Plan shall be nonqualified stock options which shall not be treated as incentive stock options under Section 422 of the Code.

SECTION II.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by a committee (the "Committee") of three or more directors of the Company appointed by the Board of Directors. Members of the Committee shall not, within one year prior to their appointment to the Committee, have been granted or awarded equity securities pursuant to the Plan (other than pursuant to Section X hereof) or pursuant to any other stock option or stock plan of the Company or any parent or subsidiary corporation of the Company (an "Affiliate") within the meaning of Section 424(e) and (f) of the Code.

     The Committee shall have sole authority to determine the employees who are to be granted Employee Options or stock appreciation rights or awarded Restricted Stock from among those eligible hereunder and to establish the number of shares of Stock to be optioned to each, the number of stock appreciation rights to be granted to each, and the number of shares to be awarded to each in the form of Restricted Stock after taking into consideration the position held, the duties performed, the compensation received, the services expected to be rendered by such employee and other relevant factors. The Committee is authorized to interpret the Plan, and may from time to time adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan; provided, however, that the Committee shall have no authority, discretion or power to select the persons who will receive Director Options, to set the number of shares to be covered by any Director Option, to set the exercise price or the period within which Director Options may be exercised or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions hereof. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be deemed the acts of the Committee. All decisions made by the Committee in selecting the employees to whom Employee Options and stock appreciation rights shall be granted or Restricted Stock shall be awarded, in establishing the number of shares which may be issued under each Employee Option or awarded as Restricted Stock to employees and in construing the provisions of the Plan shall be final. No member of the Committee shall be liable for any action taken, failure to act,

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determination or interpretation made in good faith with respect to the Plan or any Option or stock appreciation right granted or Restricted Stock awarded under the Plan.

SECTION III.  SHARES SUBJECT TO THE PLAN

     The aggregate number of shares of Stock issued under Options or awarded in the form of Restricted Stock under this Plan shall not exceed 3,000,000 shares. Such shares of Stock may consist of authorized but unissued shares of Stock or previously issued shares of Stock reacquired by the Company. Any of such shares of Stock which remain unissued and which are not subject to outstanding Options and have not been awarded in the form of Restricted Stock at the termination of the Plan shall cease to be subject to the Plan. Should any Option hereunder expire or terminate prior to its exercise in full, or any Stock previously awarded as Restricted Stock be forfeited, the shares of Stock subject to such Option at the time of its expiration or termination and the shares of Restricted Stock so forfeited will again be available for grant or award under the Plan. The aggregate number of shares of Stock which may be issued under the Plan shall be subject to adjustment as provided in Section XI hereof. Exercise of an Option in any manner, including an exercise involving an election of an alternative settlement method referred to in Section VII hereof, shall result in a decrease in the number of shares of Stock which may thereafter be available for purposes of the Plan by the number of shares of Stock as to which the Option is exercised.

SECTION IV.  ELIGIBILITY

     The Committee shall determine and designate, at any time or from time to time, the key employees of the Company and the Subsidiaries to whom Employee Options are to be granted or Restricted Stock is to be awarded, but subject to the terms and conditions set forth below:

          (a) The Committee may authorize the grant of Employee Options and the award of Restricted Stock only to individuals who are key employees (including officers and directors who are also key employees) of the Company or a Subsidiary at the time the Option is granted or the Restricted Stock is awarded. Options may be granted or Restricted Stock awarded to the same employee on more than one occasion.

          (b) The aggregate number of shares of Stock which may be issued under Employee Options granted or Restricted Stock awarded under the Plan to any one employee shall not exceed the lesser of 500,000 shares or 5% of the outstanding shares of Stock.

SECTION V.  OPTION PRICE

     The Option price per share of Stock underlying each Employee Option shall be fixed by the Committee at the time the Option is granted, but shall not be less than 100% of the fair market value of the Stock at the time of the granting of the Option. The Option price per share of Stock underlying each Director Option shall be 100% of the fair market value of the Stock at the time of the granting of the Option. For purposes of the Plan, the fair market value of Stock on any particular date shall be the mean of the high and low sales prices of publicly traded shares of Stock on the date in question as reported on the Composite Transactions reporting system or, if the Stock is listed on a U.S. national securities exchange, the last sales price reported on such exchange on that date, provided, that if there are no sales of Stock on the date in question, then such determination shall be made on the basis of sales of Stock on the last preceding date for which such sales are reported.

SECTION VI.  OPTION TERM

     The expiration date of an Employee Option shall be determined by the Committee at the time of grant, but shall in no event be later than ten years from the date of grant. The expiration date of each Director Option shall be the date that is ten years from the date of grant.

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SECTION VII.  OPTION AGREEMENTS

     Each Option shall be evidenced by an option agreement ("Option Agreement") and shall contain such terms and conditions not inconsistent with the provisions of the Plan as may be approved by the Committee. The terms and conditions of the respective Option Agreements evidencing Employee Options need not be identical and may be amended by the Committee from time to time, subject to the provisions of the Plan. The terms and conditions of the respective Option Agreements evidencing Director Options shall be identical, to the extent practicable, and may be amended by the Committee as necessary to ensure compliance with the provisions of the Plan. Payment of the purchase price of any Option exercised shall be made to the Company either (i) in cash (including check, bank draft or money order) or (ii) by delivering shares of Stock already owned by the optionee and which have been owned for at least six (6) months, duly endorsed for transfer or (iii) a combination of such Stock and cash. The fair market value of any Stock so delivered shall be determined on the same basis as provided in
Section V hereof. An Option Agreement evidencing an Employee Option may provide for the surrender of the right to purchase shares of Stock under the Option in return for a payment in cash or shares of Stock or a combination of cash and shares of Stock equal to the excess of the fair market value of the shares of Stock with respect to which the right to purchase is surrendered over the Option price therefor, on such terms and conditions as the Committee in its sole discretion may prescribe.

SECTION VIII.  EXERCISE OF EMPLOYEE OPTIONS

     (a) Each Employee Option granted under the Plan shall be exercisable during such period commencing on or after the expiration of one year from the date of the grant of such Option as the Committee shall determine; provided, however, that the otherwise unexpired portion of any Employee Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such Option was granted, (ii) the expiration of three months from the date of the termination of the optionee's employment with the Company or an Affiliate for any reason other than death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate, or (iii) the expiration of three years from the date of the termination of the optionee's employment with the Company or an Affiliate by reason of death, disability or retirement under the normal or early retirement provisions of a pension or retirement plan maintained by the Company or an Affiliate. Transfer of employment without interruption of service between or among the Company and its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Any provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any Employee Option granted hereunder shall expire and become null and void immediately upon an optionee's termination of employment with the Company or an Affiliate by reason of such optionee's fraud, dishonesty or performance of other acts detrimental to the Company or an Affiliate.

     (b) Each Employee Option granted hereunder shall be exercisable in full or in such annual installments as may be determined by the Committee at the time of the grant; provided, however, that the Committee in its discretion may subsequently accelerate the exercise date of an Employee Option. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Employee Option.

     (c) If the Committee grants stock appreciation rights in connection with an Employee Option, either at the time of grant or by amendment, such rights shall be subject to the same terms and conditions as the related Option and shall be exercisable only to the extent the Option is exercisable. Stock appreciation rights shall be granted only in connection with an Employee Option. A right shall entitle the optionee to surrender to the Committee the related unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor cash, shares of Stock, or a combination of cash and Stock, having an aggregate value equal to (i) the excess of the fair market value of one share of Stock over the Option price, times (ii) the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. The number of shares of Stock which may be received pursuant to the exercise of a right may not exceed the number of shares of Stock called for by the Option, or portion thereof, which is surrendered. No fractional shares of Stock will be issued. The
Committee shall have the right to determine whether the Company's obligation shall be paid in cash,
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shares of Stock, or a combination of cash and Stock. The Committee may establish a maximum appreciation value which would be awardable under any granted right or rights.

     (d) No Employee Option or stock appreciation right granted under the Plan shall be transferable by the holder thereof otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him or her.

     (e) Nothing in this Section shall operate to extend the period of exercise of an Employee Option beyond the expiration date specified in the Option Agreement.

SECTION IX.  RESTRICTED STOCK

     The Committee may from time to time, in its sole discretion, award bonuses in the form of Restricted Stock to persons eligible to receive awards of Restricted Stock under Section IV. All Restricted Stock awarded under the Plan shall be subject to such restrictions, terms and conditions, if any, as may be determined by the Committee. The Committee may in its sole discretion remove, modify or accelerate the release of restrictions on any Restricted Stock in the event of death or disability of the recipient of such Restricted Stock, or for such other reasons as the Committee may deem appropriate. Nonemployee Directors shall not be eligible to receive awards of Restricted Stock under this Plan.

     Any certificate or certificates representing shares of Restricted Stock shall bear a stamped or printed notice on the face thereof to the effect that such shares have been awarded pursuant to the terms of the Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such award. If the Committee so determines, the certificates representing Restricted Stock shall be deposited by the recipient with the Company or an escrow agent designated by the Company until the restrictions thereon have lapsed or have been removed in accordance with the provisions of this Section. Upon the lapse of the restrictions or removal thereof by the Committee, new unrestricted certificates for the number of shares on which the restrictions have lapsed or been removed shall, upon request by the recipient of the Restricted Stock, be issued in exchange for such restricted certificates.

SECTION X.  DIRECTOR OPTIONS

     In addition to the other provisions of this Plan relating to Director Options, the following provisions shall govern the grant and exercise of Director Options under the Plan:

     (a) Director Options shall be granted to Nonemployee Directors in accordance with the following, provided, however, that a Nonemployee Director may decline to accept any Director Option by giving notice to such effect to the Committee or by refusing to execute an Option Agreement relating to the Option:

          (1) a Director Option representing the right to purchase 5,000 shares of Stock shall be granted effective as of the date of the meeting of the Committee held in February 1995 to each person serving as a Nonemployee Director on such date;

          (2) a Director Option representing the right to purchase 5,000 shares of Stock shall be granted automatically to each Nonemployee Director who was not granted a Director Option under subsection (a)(1), on and effective as of the date on which such person is first elected or appointed to serve as a Nonemployee Director, provided, that if a Nonemployee Director who has received a Director Option under subsection (a)(1) or (a)(2) of this
     Section X ceases serving as a director and is subsequently elected or appointed as a Nonemployee Director, he or she shall not receive a second Director Option pursuant to this subsection (a)(2); and

          (3) a Director Option representing the right to purchase 1,000 shares of Stock shall be granted automatically on and effective as of the date of the first meeting of the Committee in each year, beginning with the year 1996, to each person who is a Nonemployee Director of the Company on such date (including persons who have previously received Director Options under this Plan);

provided, however, that if as of the effective date of any grant of Director Options there are not sufficient shares available under the Plan to allow for the grant to each Nonemployee Director of a Director Option for

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the number of shares provided herein, then each Nonemployee Director shall be granted an option for a pro rata portion of the total number of shares then available (disregarding fractional shares).

     (b) Each Director Option shall vest in accordance with the following:

          (1) one-fourth of the shares subject to the Director Option shall be vested at the date of grant of the Director Option for each continuous full year of service by the grantee on the Board of Directors of the Company prior to such date of grant; and

          (2) if the Director Option is not fully vested on the date of grant, one-fourth of the Shares subject thereto shall vest on each anniversary of the date of commencement of the grantee's service on the Board of Directors of the Company until the Director Option is fully vested, provided, however, that no portion of any Director Option shall vest after the Nonemployee Director's service on the Board of Directors has terminated for any reason.

Each Director Option shall be exercisable in whole at any time and in part from time to time to the extent such Director Option has vested in accordance with the foregoing; provided, however, that the otherwise unexpired portion of any Director Option shall expire and become null and void no later than upon the first to occur of (i) the expiration of ten years from the date such option was granted, (ii) the expiration of three months from the date of the termination of the Nonemployee Director's service on the Board of Directors of the Company for any reason other than death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors or (iii) the expiration of three years from the date of the termination of the Nonemployee Director's service on the Board of Directors of the Company by reason of death or retirement under the normal or early retirement provisions of any retirement plan maintained by the Company for Nonemployee Directors. Any provision of this Plan to the contrary notwithstanding, the otherwise unexpired portion of any Director Option granted hereunder shall expire and become null and void immediately upon termination of the Nonemployee Director's service on the Board of Directors if such termination occurs by reason of such Nonemployee Director's (i) fraud or intentional misrepresentation or (ii) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any Affiliate. The right to purchase shares of Stock shall be cumulative so that when the right to purchase any shares of Stock has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Director Option.

     (c) Stock appreciation rights shall not be granted in connection with Director Options.

     (d) No Director Option granted under the Plan shall be transferrable by the holder thereof otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the optionee only by him or her.

     (e) The aggregate number of shares of Stock which may be issued under Director Options granted under the Plan to any one Nonemployee Director shall not exceed the lesser of 20,000 shares or 5% of the outstanding shares of Stock.

     (f) Nothing in this Section shall operate to extend the period of exercise of a Director Option beyond the expiration date specified in the Option Agreement.

SECTION XI.  ADJUSTMENTS UPON RECAPITALIZATION OR REORGANIZATION

     In the event the Company shall effect a split of the Stock or dividend payable in Stock (other than pursuant to the Company's Optional Stock Dividend
Plan), or in the event the outstanding Stock shall be combined into a smaller number of shares, the maximum number of shares of Stock as to which Options may be granted and Restricted Stock may be awarded under the Plan shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the shares of Stock in respect of which any Option or stock appreciation right has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares of Stock still subject to the Option or stock appreciation right shall be increased or decreased proportionately and the purchase price per share of Stock shall be decreased or

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increased proportionately so that the aggregate purchase price for all of the then optioned shares of Stock shall remain the same as immediately prior to such split, dividend or combination.

     In the event of a reclassification of the Stock not covered by the foregoing, or in the event of a liquidation or reorganization, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number and kind of shares for which Options, stock appreciation rights or Restricted Stock may be granted or awarded under the Plan and, with respect to outstanding Options and stock appreciation rights, in the number, purchase price and kind of shares covered thereby. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

SECTION XII.  CONTINUANCE OF EMPLOYMENT OR BOARD MEMBERSHIP

     Neither the Plan nor any agreement relating to any Option, stock appreciation right or award of Restricted Stock shall impose any obligation on the Company or an Affiliate to continue to employ any employee or to permit any Nonemployee Director to continue as a director of the Company.

SECTION XIII.  WITHHOLDING

     The Company shall have the right to withhold taxes, as required by law, from any transfer of cash or Stock to an employee under the Plan or to collect, as a condition of such transfer, any taxes required by law to be withheld.

     (a) Subject to the provisions of paragraphs (b) and (c) of this Section, at any time when an employee is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with an issuance of Stock upon exercise of an Employee Option or stock appreciation right, the employee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Stock having a fair market value equal to the amount required to be withheld. The value of the shares of Stock to be withheld shall be based on the fair market value of such shares as of the date on which shares of Stock are issued to the employee pursuant to exercise of the Option or stock appreciation right (the "Tax Date"). The employee must pay to the Company any difference between the amount required to be withheld by the Company and the value of the shares of Stock so withheld. Any shares of Stock withheld shall not thereafter be available to be subject to an Option granted under the Plan.

     (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections and may provide with respect to any Employee Option or stock appreciation right that the right to make Elections shall not apply to such Option or stock appreciation right. An Election is irrevocable.

     (c) If an employee is an officer or director of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, then an Election is subject to the following additional conditions:

          (1) No Election shall be effective with respect to a Tax Date which occurs within six months of the grant of the Option or stock appreciation right, except that this limitation shall not apply in the event the death or disability of the employee occurs prior to expiration of the six-month period.

          (2) The Election must be made either six months prior to the Tax Date or during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

SECTION XIV.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors in its discretion may terminate the Plan at any time with respect to any shares of Stock for which Options have not theretofore been granted or which have not been awarded as Restricted Stock. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to

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time; provided, that no such change may be made which would impair the rights of the optionee under any outstanding Option or the recipient of Restricted Stock without the consent of such optionee or recipient; and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares of Stock which may be issued pursuant to the provisions of the Plan, or materially modify the requirements for participation in the Plan without the approval of the stockholders of the Company. Notwithstanding the foregoing provisions of this Section XIV, the provisions of the Plan governing (a) the number of Director Options to be awarded to Nonemployee Directors, (b) the number of shares of Stock to be covered by each such Director Option, (c) the exercise price per share under each Director Option, (d) when and under what circumstances Director Options will be granted and (e) the period within which Director Options may be exercised, shall not be amended or altered more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder.

SECTION XV.  EFFECTIVENESS AND EXPIRATION OF THE PLAN

     If adopted by the Board of Directors and approved by the vote of the holders of a majority of the stock of the Company entitled to vote thereon at a meeting of stockholders duly called and held for such purpose, or at an annual meeting thereof, the notice of which has specified that action is to be taken on the Plan, and the Committee shall have been advised by legal counsel for the Company that in the opinion of such counsel all applicable requirements of law precedent to its becoming effective have been fully met, then the Plan shall become effective on August 4, 1993 or as soon thereafter as the aforesaid requirements have been met. The Plan shall expire five years after the effective date of the Plan. If the stockholders of the Company fail so to approve the Plan, the Plan shall thereupon terminate and all Options previously granted and all awards of Restricted Stock under the Plan shall become void and of no effect. The provisions of the Plan relating to Director Options shall become effective as of the date of the meeting of the Committee held in February 1995 if such provisions are adopted by the Board of Directors and approved by the stockholders of the Company in the manner specified in the first sentence of this Section XV. If the stockholders of the Company fail so to approve such provisions, such provisions and all conforming and other amendments to the Plan adopted by the Board of Directors in connection therewith shall thereupon terminate and all Director Options previously granted under the Plan, as amended thereby, shall become void and of no effect. With respect to persons subject to
Section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), transactions under the Plan are intended to comply with applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provisions of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or by the Board of Directors.

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